U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 23, 2011

NUCLEAR SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.           08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number,(856)   753  -  1046

(Registrant’s former name and address)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

        (Address of principal executive offices)          (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, The Board of Directors suspended John Fairweather from all duties and powers commensurate with the office of President and CEO, including the power to bind and represent the Company in any capacity, access to corporate bank accounts and records, and transfer or transmission of any and all corporate documents and material, except as explicitly authorized in writing by the Board of Directors. All duties and powers of President and CEO were assumed by the Board of Directors only to be delegated by the Board in writing.

On March 23, 2011, the Board of Directors of Nuclear Solutions, Inc. terminated John Fairweather from all positions of responsibility including, President and Chief Executive Officer for Nuclear Solutions, Inc. and subsidiary Fuel Frontiers, Inc.

On March 26, 2011, the Board of Directors of Nuclear Solutions, Inc. appointed Harry Bagot as a Director and as the new President and Chief Executive Officer of Nuclear Solutions, Inc. and Fuel Frontiers, Inc.

Harry Bagot

Relevant Work Experience

During the past eleven years from 2000 to 2011, Mr. Bagot served as the Director of Property Management for First Montgomery Group and as the Project Manager for United Communities where he was a key member of development and construction team where he managed an approximately $400M privatization project for joint base housing at McGuire Air Force base and Ft. Dix. The Scope consisted of community planning, design and demolition of 1915 homes, construction of 1635 new homes and renovation of 449 homes. Project responsibilities included: request for proposal, development, construction design, multiple business plans, zoning and construction approvals through, marketing and sales. This Privatization project received an Air Force award for the best privatized project in 2008 and again in 2010.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Bagot.  Mr. Bagot is 62 years old.

Item 8.01   Item 8.01 Other Events

On March, 19, 2011, The Company’s address was changed, effective immediately, to 277 White Horse Pike, Ste.200, Atco, N.J., 08004.

The company’s telephone number for investor relations is changed to 856-322-6527. The company’s telephone number for operations and administration only is changed to 856-753-1046. All non-administrative contacts should be directed to the investor relations number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: March 31, 2011

/s/ Ken Faith
By: Ken Faith